UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2007

BIOMETRX, INC.
(Exact name of registrant as specified in its Charter)

Delaware	0-15807	31-1190725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 North Broadway, Suite 204, Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

(516) 937-2828
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

(a) On January 15, 2007 the Company’s Board of Directors, acting on a recommendation from the Company’s management, determined that the Company’s audited financial statements for the year ended December 31, 2005, and its unaudited quarterly financial statements for the periods June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, and September 30, 2006 should no longer be relied upon. The Company restated these financial statements to primarily record various equity based compensation charges and reflect adjustments regarding unamortized debt discounts related to its convertible promissory notes. On February 9, 2007, the Company amended its Form 10-KSB for the year ended December 31, 2005 and Forms 10-QSB for its quarters ended June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006, and September 30, 2006.

The Company’s management and its Board of Directors reached their conclusions in consultation and with the concurrence of the Company’s independent registered public accounting firm, Wolinetz, Lafazan & Company, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMETRX, INC.
(Registrant)

Date: February 9, 2007	By:	/s/ J. Richard Iler
J. Richard Iler,
Chief Financial Officer